Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

Tel-Instrument Electronics Corp.
Carlstadt, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-18978 of Tel-Instrument Electronics Corp. of our report dated May 25, 2006, relating to the consolidated financial statements and schedule, which appear in this Annual Report on Form 10-K.

BDO Seidman, LLP
Woodbridge, New Jersey

July 11, 2006


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